Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 31, 2023 relating to the financial statements of Check-Cap Ltd. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Yours truly,

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

October 5, 2023

Tel Aviv - Main Office

1 Azrieli Center Tel Aviv, 6701101 P.O.B. 16593 Tel Aviv, 6116402 | Tel: +972 (3) 608 5555 | info@deloitte.co.il

Jerusalem 3 Kiryat Ha’Mada Har Hotzvim Tower Jerusalem, 914510 D. BOX 45396	Haifa 5 Ma’aleh Hashichrur P.O.B. 5648 Haifa, 3105502	Eilat The City Center P.O.B. 583 Eilat, 8810402	Nazareth 9 Marj Ibn Amer St. Nazareth, 16100

Tel: +972 (2) 501 8888 Fax: +972 (2) 537 4173 info-jer@deloitte.co.il	Tel: +972 (4) 860 7333 Fax: +972 (4) 867 2528 info-haifa@deloitte.co.il	Tel: +972 (8) 637 5676 Fax: +972 (8) 637 1628 info-eilat@deloitte.co.il	Tel: +972 (73) 399 4455 Fax: +972 (73) 399 4455 info-nazareth@deloitte.co.il